EXHIBIT 99.1
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N E W S   R E L E A S E
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Contact:  A. Keith Wall
          Chief Financial Officer, Buffets, Inc.
          (651) 365-2784

                      BUFFETS AND RYAN'S RESTAURANT GROUP
      COMPLETE MERGER CREATING NATION'S LARGEST BUFFET RESTAURANT CHAIN

            COMBINED COMPANY OPERATES 672 RESTAURANTS IN 42 STATES

            RYAN'S SHAREHOLDERS TO RECEIVE $16.25 PER SHARE IN CASH

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EAGAN, MINNESOTA, NOVEMBER 1, 2006 - Buffets, Inc. and Ryan's Restaurant Group,
Inc. (formerly Nasdaq: RYAN) today announced that they have completed the previously announced merger of a subsidiary of Buffets and Ryan's. Ryan's shareholders will receive $16.25 in cash for each common share they own.

The combined company, called Buffets, Inc. and headquartered in Eagan, Minnesota, is the nation's largest buffet restaurant chain and one of the five largest companies in the casual and mid-scale dining segment. It has annual revenues greater than $1.7 billion, and operates 672 restaurants in 42 states, principally under the well-respected Ryan's(R), Fire Mountain(R), Old Country Buffet(R) and HomeTown Buffet(R) brands. Ryan's will operate as a separate division of Buffets and will continue to be based in Greer, South Carolina.

Buffets is owned by an investment partnership organized by Caxton-Iseman Capital, Inc., a New York-based private equity firm, and the senior management of Buffets.

R. Michael Andrews, Chief Executive Officer of Buffets, said: "We are pleased to complete this transaction and create one of the nation's leading restaurant companies. The new Buffets is greater than the sum of its parts. It has a national footprint, several great brands, a deep commitment to creating positive dining experiences and considerable growth opportunities. We welcome the people of Ryan's to Buffets and expect that their experience with us will be rewarding and enjoyable."

The transaction was funded through previously announced debt financings arranged by Credit Suisse Securities (USA) LLC, UBS Securities LLC and Goldman, Sachs & Co., which resulted in a full refinancing of Buffets' and Ryan's existing debt; and a sale-leaseback transaction arranged by affiliates of Fortress Investment Group LLC.

Buffets'  financial  advisor  with  respect to the  transaction  was Berenson &
Company, LLC, and its legal advisor was Paul, Weiss, Rifkind, Wharton & Garrison LLP. Ryan's financial advisor with respect to this transaction was Brookwood Associates, LLC, and its legal advisor was Wyche, Burgess, Freeman & Parham, P.A.


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ABOUT BUFFETS, INC.
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Buffets,  Inc. currently operates 672 restaurants in 42 states comprised of 663 buffet restaurants and nine Tahoe Joe's Famous Steakhouse(R) restaurants. The buffet restaurants are principally operated under the Old Country Buffet(R), HomeTown Buffet(R), Ryan's(R) and Fire Mountain (R) brands. Buffets also franchises 18 buffet restaurants in seven states. Buffets, Inc. employs approximately 43,000 team members and serves more than 220 million customers annually.

ABOUT CAXTON-ISEMAN CAPITAL
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Caxton-Iseman  Capital,  Inc.  is a New  York-based  private  equity  firm.  In addition to Buffets, its portfolio companies include Ply Gem Industries, Inc., a manufacturer of vinyl building products; Electrograph Systems, Inc., a leading national value-added distributor of display technology solutions; American Residential Services, LLC, a leading provider of HVAC and plumbing services; and Prodigy Health Group, Inc., a health care services company. Caxton-Iseman's investment vehicles have available capital in excess of $2 billion.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
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The  statements  contained in this release  that are not  historical  facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward looking statements. The risks and uncertainties involving forward-looking statements include, but are not limited to, general and economic conditions, negative publicity, the impact of competition, the ability to integrate the restaurants acquired in the Ryan's acquisition, the ability to realize the benefits and synergies of the Ryan's acquisition, the seasonality of Buffets Holdings' business, adverse weather conditions, future
commodity  prices,  fuel  and  utility  costs,  labor  costs,   employment  and
environmental laws, public health developments  including avian flu, government
regulations,   and   inflation.   For  a  detailed   discussion  of  risks  and
uncertainties   that  you   should   consider,   please   refer  to  the  "Risk
Factors/Forward-Looking Statements" section contained in Buffets Holdings' Form 10-K which was filed with the Securities and Exchange Commission on September 20, 2006. The statements in this release reflect Buffets Holdings' current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time and no obligation is undertaken to provide updates with respect to the information.


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